Exhibit 23.1








                       CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the incorporation by reference in the registration statement (No. 33-80489) on Form S-8 of our reports dated July 18, 1997 and January 20, 1995 on the financial statements and financial statement schedules of Continental Information Systems Corporation (the "Company") which appear in the May 31, 1997 Annual Report on Form 10-K of the Company.





PRICE WATERHOUSE LLP
August 20, 1997
Syracuse, New York